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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Stock Option Agreements, 2000 Equity Incentive Plan, and 2000 Employee Stock Purchase Plan of Transmeta Corporation, of our report dated January 16, 2001, with respect to the consolidated financial statements of Transmeta Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

San Jose, California
March 1, 2001